Exhibit 99.1

Appalachian Bancshares, Inc. Reports Continued Growth for Second Quarter

Assets Grow to Over $873 Million

ELLIJAY, GA, July 27, 2007 – Appalachian Bancshares, Inc. (NASDAQ:APAB), holding company for Appalachian Community Bank and Appalachian Community Bank, F.S.B., today announced that net income for the second quarter of 2007 was $1,501,000, or $0.29 per diluted share, a 4.38% increase in net income when compared to $1,438,000, or $0.27 per diluted share, for the same period in 2006.

Net income for the first six months of 2007 was $3,060,000, or $0.58 per diluted share, a 2.93% increase in net income when compared to $2,973,000, or $0.56 per diluted share, for the same period in 2006.

Total assets grew to $873.6 million, as of June 30, 2007, compared to $675.0 million on June 30, 2006, an increase of 29.4%. Total loans were $729.8 million, an increase of $189.5 million, or 35.0%, when compared with $540.4 million on June 30, 2006. Deposits grew to $746.2 million as of June 30, 2007, an increase of $188.2 million, or 33.7%, when compared to $558.0 million on June 30, 2006.

Annualized return on average shareholders’ equity was 9.04% for the six months ended June 30, 2007, compared to 9.83% for the six months ended June 30, 2006. Annualized return on average assets was 0.75% for the six months ended June 30, 2007, compared to 0.99% for the six months ended June 30, 2006. The net interest margin was 4.86% for the six months ended June 30, 2007, compared to 5.18% for the same period a year ago. Book value per share stood at $13.30 at June 30, 2007, compared to $12.12 per share at June 30, 2006, an increase of approximately 9.7%.

Tracy Newton, Chief Executive Officer, commented, “Our performance in the first six months of 2007 reflects our investment in infrastructure and personnel needed to support our expansionary efforts, which, during the second quarter of 2007, culminated with the opening our first branch office in Dahlonega, Georgia, and the opening of our new thrift subsidiary, Appalachian Community Bank, F.S.B, headquartered in McCaysville, Georgia, with new branch locations in Ducktown, Tennessee, and Murphy, North Carolina.” Mr. Newton further stated that “While the cost associated with our expansionary activities have impacted current earnings, at June 30, 2007, approximately half of our growth in loans and deposits is attributable to our eight new bank and thrift offices opened over the last 9 to 14 months. Moving forward, our primary focus will be on growing market share and improving operations in our existing branch network.”

Conference Call

The Company will hold a conference call on Friday, July 27, 2007, at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question and answer session. The telephone number for the conference call is 1-877-407-9210. The conference call will also be available by webcast through the Company’s website, www.apab.com, by clicking on the Investor Relations section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, and Appalachian Community Bank, F.S.B., a federally-chartered thrift. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services, to individuals and to small and medium-sized businesses, through its twelve banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville and Dahlonega, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Please contact Tracy Newton, Chief Executive Officer, Joe Moss, President and Chief Operating Officer, or Keith Hales, Chief Financial Officer at (706) 276-8160, with any questions or requests for additional information.

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Summary Results of Operations Data:
Interest income	$17,966	$12,513	$34,530	$23,576
Interest expense	8,532	5,087	16,226	9,162

Net interest income	9,434	7,426	18,304	14,414
Provision for loan losses	947	823	1,583	1,708

Net interest income after provision for loan losses	8,487	6,603	16,721	12,706
Noninterest income	1,260	937	2,632	1,796
Noninterest expense	7,435	5,326	14,732	9,912

Income before taxes	2,312	2,214	4,621	4,590
Income tax expense	811	776	1,561	1,617

Net income	$1,501	$1,438	$3,060	$2,973

Per Share Data:
Net income, basic	$0.29	$0.28	$0.58	$0.58
Net income, diluted	0.29	0.27	0.58	0.56
Book value	13.30	12.12	13.30	12.12

Weighted average number of shares outstanding:
Basic	5,255,507	5,156,124	5,235,250	5,154,911
Diluted	5,256,001	5,274,516	5,256,717	5,281,859

Performance Ratios:
Return on average assets(1)	0.71%	0.91%	0.75%	0.99%
Return on average equity(1)	8.68%	9.36%	9.04%	9.83%
Net interest margin(1) (2)	4.83%	5.11%	4.86%	5.18%
Efficiency ratio(3)	69.52%	63.69%	70.37%	61.15%

Growth Ratios and Other Data:
Percentage change in net income	4.38%		2.93%
Percentage change in diluted net income per share	7.41%		3.57%

	At June 30,
	2007	2006
Summary Balance Sheet Data:
Assets	$873,576	$674,971
Average earning assets QTD	791,258	589,830
Average earning assets YTD	766,388	567,834
Investment securities	76,974	72,912
Mortgage loans held for sale	4,932	—
Loans, net of unearned income	724,898	540,350
Allowance for loan losses	8,880	6,531
Deposits	746,172	558,021
Short-term borrowings	5,965	17,565
Accrued interest	1,841	1,006
Federal Home Loan Bank advances	39,600	27,250
Subordinated long-term capital notes	6,186	6,186
Other liabilities	3,236	2,414
Shareholders’ equity	70,576	62,529

Asset Quality Ratios:
Nonperforming loans to total loans	0.63%	0.25%
Nonperforming assets to total assets	0.73%	0.21%
Net charge-offs to average total loans	0.05%	0.25%
Allowance for loan losses to nonperforming loans	193.76%	480.22%
Allowance for loan losses to total loans	1.22%	1.21%

Growth Ratios and Other Data:
Percentage change in assets	29.42%
Percentage change in loans	35.07%
Percentage change in deposits	33.72%
Percentage change in equity	12.87%
Loans to deposits ratio	97.81%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Interest Income
Interest and fees on loans	$17,021	$11,630	$32,606	$21,930
Interest on securities:
Taxable securities	706	568	1,397	1,099
Nontaxable securities	153	180	310	347
Interest on deposits with other banks	18	9	64	18
Interest on federal funds sold	68	126	153	182

Total Interest Income	17,966	12,513	34,530	23,576

Interest Expense
Interest on deposits	7,895	4,531	15,106	8,201
Interest on federal funds purchased, short-term notes and securities sold under agreements to repurchase	84	122	112	156
Interest on Federal Home Loan Bank advances	419	306	740	573
Interest on subordinated long-term capital notes	134	128	268	232

Total Interest Expense	8,532	5,087	16,226	9,162

Net Interest Income	9,434	7,426	18,304	14,414
Provision for loan losses	947	823	1,583	1,708

Net Interest Income After Provision for Loan Losses	8,487	6,603	16,721	12,706

Noninterest Income
Customer service fees	548	411	1,061	787
Mortgage origination commissions	513	278	993	552
Other operating income	199	248	578	457

Total Noninterest Income	1,260	937	2,632	1,796

Noninterest Expenses
Salaries and employee benefits	4,523	3,179	8,938	5,869
Occupancy, furniture and equipment expense	909	653	1,763	1,167
Other operating expenses	2,003	1,494	4,031	2,876

Total Noninterest expense	7,435	5,326	14,732	9,912

Income before income taxes	2,312	2,214	4,621	4,590
Income tax expense	811	776	1,561	1,617

Net Income	$1,501	$1,438	$3,060	$2,973

Earnings Per Common Share
Basic	0.29	0.28	0.58	0.58
Diluted	0.29	0.27	0.58	0.56

Cash Dividends Declared Per Common Share	—	—	—	—

Weighted Average Shares Outstanding
Basic	5,255,507	5,156,124	5,235,250	5,154,911
Diluted	5,256,001	5,274,516	5,256,717	5,281,859

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	June 30, 2007	December 31, 2006	June 30, 2006

Assets
Cash and due from banks	$17,641	$7,940	$12,484
Interest-bearing deposits with other banks	314	541	9,714
Federal funds sold	2,163	3,107	4,163

Cash and Cash Equivalents	20,118	11,588	26,361

Securities available-for-sale	76,974	74,725	72,912

Mortgage loans held for sale	4,932	—	—

Loans, net of unearned income	724,898	631,786	540,350
Allowance for loan losses	(8,880)	(7,670)	(6,531)

Net Loans	716,018	624,116	533,819

Premises and equipment, net	28,531	23,412	20,184
Accrued interest	8,757	8,157	5,444
Cash surrender value on life insurance	8,604	8,438	8,286
Intangibles, net	2,135	2,197	1,992
Other assets	7,507	5,581	5,973

Total Assets	$873,576	$758,214	$674,971

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$55,679	$53,422	$56,471
Interest-bearing deposits	690,493	597,712	501,550

Total Deposits	746,172	651,134	558,021

Short-term borrowings	5,965	4,738	17,565
Accrued interest	1,841	1,454	1,006
Federal Home Loan Bank advances	39,600	25,050	27,250
Subordinated long-term capital notes	6,186	6,186	6,186
Other liabilities	3,236	2,889	2,414

Total Liabilities	803,000	691,451	612,442

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,304,726 shares issued at June 30, 2007, 5,280,497 shares issued at December 31, 2006 and 5,235,597 shares issued at June 30, 2006	53	53	52
Paid-in capital	44,233	43,870	43,364
Retained earnings	26,821	23,761	20,730
Accumulated other comprehensive loss	(531)	(221)	(917)
Treasury stock, at cost (-0- shares at June 30, 2007, 75,973 shares at December 31, 2006 and June 30, 2006)	—	(700)	(700)

Total Shareholders’ Equity	70,576	66,763	62,529

Total Liabilities and Shareholders’ Equity	$873,576	$758,214	$674,971